UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017 (May 16, 2017)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2017, Aikaterini (Katerina) Cozza, a consultant of Attolon Consulting, LLC (“Attolon”), an accounting and chief financial services consulting firm, was appointed as the interim Chief Financial Officer and principal financial and accounting officer of The J.G. Wentworth Company (the “Company”). Ms. Cozza will serve in these positions until such time as the Company completes its ongoing search for a new Chief Financial Officer. The Company has begun the process of identifying qualified candidates.
Ms. Cozza, age 43, has, most recently, worked as a consultant of Attolon, providing accounting and controller services to Attolon’s clients. From September 2014 to October 2016, she served as the chief accounting officer of Philadelphia Energy Solutions Inc., the operator of the largest oil refining complex on the U.S. Eastern seaboard, where she led the company’s accounting and controlling functions and was a member of its audit committee. From September 1999 to July 2014, Ms. Cozza served as the corporate controller of Universal Display Corporation (NASDAQ: OLED), a leader in the research, development and commercialization of organic light emitting diode technologies and materials for use in display and solid-state lighting applications, where she led the company’s accounting and controlling functions. Ms. Cozza is a Certified Public Accountant and a member of the Pennsylvania Institute of Certified Public Accountants. Ms. Cozza holds a B.B.A. in accounting from Temple University.
In connection with Ms. Cozza’s appointment, the Company entered into a consulting agreement with Attolon for the provision of Ms. Cozza’s services (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company will pay Attolon a fixed weekly rate of $12,500, plus out-of-pocket expenses, for Ms. Cozza’s services. The Company may terminate the Consulting Agreement at any time upon two weeks written notice to Attolon.
There are no family relationships between Ms. Cozza and any director or executive officer of the Company, and, other than as described above, Ms. Cozza has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.16	Consulting Agreement, dated May 5, 2017, between Attolon Consulting, LLC and The J.G. Wentworth Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President, Chief Legal & Compliance Officer

Dated: May 19, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.16	Consulting Agreement, dated May 5, 2017, between Attolon Consulting, LLC and The J.G. Wentworth Company